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                                                                    Exhibit 3(i)


                         CERTIFICATE OF INCORPORATION

                                      of

                         INLAND STEEL INDUSTRIES, INC.

                 as Amended to and Including September 8, 1994


                              -------------------


          First:  The name of this Corporation is

                         INLAND STEEL INDUSTRIES, INC.


          Second: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


          Third: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


          Fourth: The total number of shares of stock which this Corporation shall have authority to issue is 115,000,000, of which 15,000,000 shares shall be Preferred Stock, $1.00 par value per share (hereinafter sometimes referred to as "Preferred Stock"), and 100,000,000 shares shall be Common Stock, $1.00 par value per share (hereinafter sometimes referred to as "Common Stock"). The shares of stock of this Corporation may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors.



                                     PART I

                                PREFERRED STOCK

          The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, of each such series. The authority of the Board of Directors with respect to each such series shall include a determination of the following, which may vary as between the different series of Preferred Stock:

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          (a) The number of shares constituting the series and the distinctive designation of the series;

          (b) The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

          (c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

          (d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

          (e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by this Corporation of the shares of the series;

          (f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

          (g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

          (h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of this Article Fourth or any resolution adopted by the Board of Directors pursuant hereto.

The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this Corporation entitled to vote at a meeting of stockholders. No holder of shares of Preferred Stock of this Corporation shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series nor to any security convertible into such stock.

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                                    PART II

                                 COMMON STOCK

          (a) Dividends. Subject to any prior rights to receive dividends to which the holders of shares of any series of the Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from funds legally available therefor.

          (b) Liquidation. In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, any remaining assets of this Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of this Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the shares of Common Stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this Corporation (unless in connection therewith the dissolution, liquidation or winding up of this Corporation is specifically approved), or the merger or consolidation of this Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of this Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of this Corporation for the purpose of this paragraph (b).

          (c) Voting. Except as provided by law or this Certificate of Incorporation with respect to voting by class or series, each outstanding share of Common Stock of this Corporation shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

          (d) Reservation of Common Stock. Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of this Corporation convertible into shares of Common Stock and (ii) upon exercise of any options or warrants to purchase shares of Common Stock.



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          (e) Preemptive Rights.  No holder of shares of Common Stock of this
Corporation shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series nor to any security convertible into such stock.



                                    PART III

                                  VOTING NOTES

          The holders of the Corporation's 10.23% Subordinated Voting Notes (the "Exchange Notes"), which may be issued from time to time in exchange for the Corporation's Series F Exchangeable Preferred Stock, shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock (and of any other shares of capital stock of the Corporation entitled to vote at a meeting of stockholders) as one class. Each $1,000 aggregate principal amount of Exchange Notes shall be entitled to a number of votes equal to the number of votes to which each share of Series F Exchangeable Preferred Stock was entitled on the effective date of the exchange of such share of Series F Exchangeable Preferred Stock for an Exchange Note, subject to adjustment as provided in paragraph 3 of the Exchange Notes. Holders of the Exchange Notes shall be deemed to be stockholders of the Corporation, and the Exchange Notes shall be deemed to be shares of stock for the purpose of any provision of the Delaware General Corporation Law that requires the vote of stockholders as a prerequisite to any corporate action.


          Fifth: Any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders, except that the Board of Directors at any time may by resolution provide that the holders of Preferred Stock, or any series thereof, may take any action required or permitted to be taken by such holders by consent in writing without a meeting.


          Sixth.  The name and mailing address of the incorporator is as follows:
                           Mr. Clark L. Wagner
                           c/o Inland Steel Industries, Inc.
                           30 West Monroe Street
                           Chicago, Illinois  60603


          Seventh:  The Corporation is to have perpetual existence.

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          Eighth:  The Corporation may indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for, on behalf of, or at the request of, the Corporation, against any liability or expense actually and reasonably incurred by such person in respect thereof.


          Ninth: No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of any of the provisions of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


          Tenth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.


          Eleventh: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.


          Twelfth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          Thirteenth: The Board of Directors is authorized to sell, assign, transfer, convey and otherwise dispose of a part of the property, assets and effects of this Corporation, less than the whole or substantially the whole thereof, on such terms and conditions as they shall

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deem advisable, without the assent of the stockholders in writing or otherwise;
and also to sell, assign, transfer, convey and otherwise dispose of the whole, or substantially the whole, of the property, assets, effects, franchises and good will of the Corporation on such terms and conditions as they shall deem advisable but only with the assent in writing, or pursuant to the vote, of the holders of not less than two-thirds in interest of all the stock of this Corporation, but in any event not less than the amount required by law.


          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of February, 1986.




                                                  /s/ Clark L. Wagner
                                           -------------------------------------
                                                      Clark L. Wagner